UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 14, 2011
POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34635	27-0981065
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification number)
incorporation)

210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (405) 600-7704
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 14, 2011, Quest Eastern Resource LLC (“QER”) and PostRock MidContinent Production, LLC (“PMP” and, together with QER, the “Sellers”), wholly owned subsidiaries of PostRock Energy Corporation (“PostRock”), closed the second phase of the sale of certain oil and gas properties and leasehold mineral interests and related assets primarily located in Wetzel and Lewis Counties, West Virginia (the “Assets”) to Triad Hunter, LLC (“Triad”), a wholly owned subsidiary of Magnum Hunter Resources Corporation (“MHR”), pursuant to a Purchase and Sale Agreement, dated as of December 24, 2010 (the “Purchase Agreement”), by and among the Sellers, Triad and MHR. The closing of the first phase occurred on December 30, 2010. The Purchase Agreement also provides for Triad to acquire a third, smaller package of assets upon satisfaction of certain events and conditions. There can be no assurance that the sale of this third package will occur. The Purchase Agreement and the terms and conditions of the sale of the Assets by the Sellers are described in more detail in the Current Report on Form 8-K filed by PostRock with the Securities and Exchange Commission on December 30, 2010, which description is incorporated by reference herein.
     The aggregate consideration received by the Sellers for the Assets purchased at the two closings, after preliminary closing adjustments, was $39.6 million, which consisted of (a) $19.7 million in cash, of which $5.9 million was placed in escrow pursuant to the terms of the Purchase Agreement, and (b) 3.2 million newly issued shares of MHR common stock.
     The assets sold by QER were pledged as collateral under the Third Amended and Restated Credit Agreement between QER, as borrower, and Royal Bank of Canada (“RBC”), as administrative and collateral agent and lender. Approximately $12.1 million of the net cash consideration and the share consideration received by QER pursuant to the Purchase Agreement (totaling 3.0 million shares) were paid to RBC in repayment of a portion of the term loan under that credit agreement and as consideration for the release of RBC’s liens encumbering the assets sold. After giving effect to such repayment, the principal balance of the term loan was $13.3 million.
     The assets sold by PMP were pledged as collateral under the Second Amended and Restated Credit Agreement among PostRock Energy Services Corporation and PMP, as borrowers, RBC, as administrative and collateral agent, and the lenders party thereto relating to a secured borrowing base facility. Approximately $0.9 million of the net cash consideration received by PMP pursuant to the Purchase Agreement was used to repay outstanding borrowings under that credit agreement, with the remainder for capital expenditures, transaction expenses and other working capital purposes.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
2.1*	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Quest Eastern Resource LLC, PostRock MidContinent Production, LLC, Magnum Hunter Resources Corporation and Triad Hunter, LLC

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. PostRock will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request. In addition, portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
General Counsel and Secretary

Date: January 21, 2011

EXHIBIT INDEX

No.	Description

2.1*	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Quest Eastern Resource LLC, PostRock MidContinent Production, LLC, Magnum Hunter Resources Corporation and Triad Hunter, LLC.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. PostRock will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request. In addition, portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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